Exhibit 10.4

                              ALLIANCE AGREEMENT

      THIS ALLIANCE AGREEMENT (this "Agreement") by and between Call Compliance Inc., a New York corporation ("CCI"), and Illuminet Inc., a Delaware corporation ("Illuminet"; CCI, together with Illuminet, the "Parties").

                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS, Call Compliance.com Inc. ("CCC"), the parent company of CCI, has developed and patented the Licensed Patent (as such term is defined in the "Patent License Agreement" among CCC, CCI, and Illuminet and dated as of the Effective Date hereof);

      WHEREAS, the Parties desire to set forth their respective rights, duties and obligations concerning the development, marketing and operation of the Service (as such term is defined below);

      WHEREAS, concurrently with the execution of this Agreement, CCC, CCI, and Illuminet are entering into the Patent License Agreement pursuant to which CCC will grant a non-exclusive license to Illuminet to use the Licensed Patent;

      NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.0   DEFINITIONS

Terms not otherwise defined in the body of this Agreement shall have the following meanings:

"Carrier Customer" means a telecommunication carrier that has agreed to commercial deployment of the Service.

"Dip" means a database transaction whereby a SS7 TCAP message is sent from a Carrier Customer's switch to the Illuminet SCP during the switch's processing of an outbound telemarketing call. The SCP executes the Service logic in order to determine the appropriate handling of the call in question (e.g. complete the call normally, disconnect the call, route the call to an announcement, etc.). The SCP replies to the switch with an SS7 TCAP message containing the appropriate instructions for the disposition of the call in question.

"Dip Charge" means the fee charged by Illuminet to a Carrier Customer each time that Carrier Customer Dips the Service.

"Dip Charge Revenue" means the amount determined by multiplying the total monthly number of Dips to the Service that are made by Carrier Customers times the applicable Dip Charge(s).

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"Illuminet  System"  refers  individually  and  collectively  to  all  of  the
databases,   servers,   software,   protocols,   specifications,    templates,
documents, rules and methodologies that comprise the SCP Based Application but specifically excludes the Do Not Call List.

"Intellectual Property Rights" means any and all (by whatever name or term known or designated) tangible and intangible rights now known or hereafter existing in and to copyrights, patents, trade secrets, trademarks, service marks, tradenames, know-how, any and all inventions, discoveries or improvements, and any other intellectual and industrial property and proprietary rights, of every kind and nature throughout the world and however designated, and including all registrations, applications, renewals, extensions thereof.

"Service Fees" means the amount of the Dip Charge Revenue that is retained by Illuminet, which shall be calculated pursuant to Exhibit B, annexed hereto.

"SCP" stands for Service Control Point.

"SCP Based Application" means the SCP based software application, acquired or developed by Illuminet, which will perform and execute the Service.

"Service" means the service described more fully in Exhibit A, annexed hereto.

"SS7" stands for Signaling System No. Seven.

"TCAP" stands for Transaction Capability Application Part.

 "Telemarketer" means an enterprise that markets, sells, performs market research, and/or makes soliticitations through making outbound telephone calls to businesses or consumers.

"Trademark" means any trade name, trademark, service mark, logo, symbol, or other product or service designation of a Party, including any abbreviation, contraction, or simulation thereof that is shown on Exhibit D annexed hereto.

2.0   SCOPE/TERRITORY

This Agreement sets forth the terms of the relationship between CCI and Illuminet for the development, marketing, and operation of the Service within the United States.

3.0   DEVELOPMENT AND OPERATIONAL OBLIGATIONS

      3.1 Connectivity. Illuminet will work together with each Carrier Customer to design connectivity between the SCP Based Application and such Carrier Customer's network.

      3.2   SCP Based Application.

            3.2.1 Illuminet will use its  commercially  reasonable  efforts to acquire or develop, operate, host, and maintain, at its own cost, a SCP Based Application. CCI shall provide reasonable assistance to Illuminet in connection with the development of the SCP Based Application, to the extent requested by Illuminet.


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            3.2.2 Illuminet's  targeted milestones relating to beta testing of the SCP Based Application and commercial launch of the Service are set forth in Exhibit C, annexed hereto.

            3.2.3 The Parties  agree that  Illuminet  shall  retain all rights
                  (including all Intellectual Property Rights), title, interest, in the SCP Based Application and the Illuminet System. The Parties agree that CCI acquires no license to the SCP Based Application and/or the Illuminet System by virtue of this Agreement.

      3.3 System Traffic Reports. Illuminet will implement, prior to commencement of the commercial launch of the Service, a monitoring and reporting system that will track the number of Dips made to the SCP Based Application by Carrier Customers. Intentionally deleted

      3.4   Do Not Call List.

            3.4.1 CCI  will  use  its  commercially   reasonable   efforts  to
                  develop,  manage,  maintain,   update,  and  otherwise  keep
                  current, at its own cost, the Do Not Call List.

            3.4.2 For the  purposes of this  Agreement  the "Do Not Call List"
                  means a master list which contains i) an updated list of all of the telephone numbers that are not to be called by a given Telemarketer, which includes all such government lists, third party lists (i.e. Direct Marketing Association), private company lists, and ii) identification information related to a Carrier Customer's subscribing Telemarketers, technical preferences related to a Carrier Customer's subscribing Telemarketers, and other identifiers related to a Carrier Customer's subscribing Telemarketers.

            3.4.3 CCI shall provide to Illuminet the interface  specifications necessary to integrate the Do Not Call List into the SCP Based Application and the Parties shall jointly work together to successfully integrate the Do Not Call List into the SCP Based Application. CCI shall regularly update the Do Not Call List and send to Illuminet all such updates in the form and format of, and in the intervals, mutually agreed in writing by the Parties.

            3.4.4 For the  duration  of this  Agreement  and for any  survival period that may be applicable pursuant to Section 12.16 (Survival) of the Patent License Agreement, CCI grants Illuminet a non-exclusive, license to use the data contained in the Do Not Call List for the purposes of this Agreement.

      3.5 Customer Support. Illuminet will be responsible for customer support issues relating to i) setup of the Service, ii) connecting to the Service, and iii) the SCP Based Application. CCI will be responsible for customer support issues relating to the Do Not Call List.


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

      3.6 Quality Standards. The Parties agree to perform their respective obligations relating to the SCP Based Application and the Do Not Call List, to the extent reasonable and practicable, in accordance with generally accepted industry standards.

4.0   SALES AND MARKETING

      4.1 CCI, at its own expense, will use its commercially reasonable efforts to promote the Service to Telemarketers throughout the United States.

      4.2   Illuminet,   at  its  own  expense,   will  use  its  commercially
            reasonable efforts to promote the Service to prospective Carrier Customers throughout the United States.

5.0   CARRIER CUSTOMER CONTRACTS

      5.1 Prior to the commercial launch of the Service, the Parties shall work together to develop and complete a contract for the provision of the Service for Carrier Customers (the "Carrier Contract"), with terms and conditions that are mutually agreeable to both Parties. Intentionally modified

      5.2 Illuminet shall enter into a Carrier Contract with each Carrier Customer.

6.0   BILLING AND COLLECTION

      6.1 Illuminet shall use its commercially reasonable efforts to collect all monies paid by Carrier Customers for the Service consistent with Illuminet's standards (including using the same care and diligence) for other services it offers.

      6.2 Illuminet shall be responsible for billing, collecting, and paying, as applicable, sales and any other applicable federal, state, or local taxes incurred with associated with the Dip Charge Revenue collected by Illuminet under this Agreement ("Dip Charge Revenue Taxes"). Provided, however, Illuminet shall have the right to deduct the amounts Illuminet has paid in Dip Charge Revenue Taxes (not including any such taxes associated with Service Fees) from the Dip Charge Revenue owed to CCI under this Agreement and Illuminet shall provide CCI documentation of such Dip Charge Revenue Taxes in the applicable Transaction Statement (as such term is defined below).

      6.3 At the end of each calendar month Illuminet shall prepare a statement detailing all amounts invoiced to Carrier Customers for Dip Charge Revenue during such month (a "Transaction Statement"). Illuminet shall, within forty-five (45) days following the end of a given calendar month pay CCI by wire transfer to an account specified in writing by CCI the Dip Charge Revenue invoiced by Illuminet for such calendar month that CCI is entitled to receive as set forth in this Agreement and simultaneously therewith, provide CCI a copy of the applicable month's Transaction Statement. Illuminet shall have the right to deduct from the Dip Charge Revenue the Service Fees that Illuminet is entitled to retain pursuant to this Agreement.


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      6.4   Illuminet  shall  have the  right to  deduct  from the Dip  Charge
            Revenue owed to CCI under this Agreement amounts from Carrier Customers that are written off as uncollectable and Illuminet shall provide CCI documentation of such uncollectable amounts in
            the  applicable  Transaction  Statement.   If  such  uncollectable
            amounts are subsequently collected by Illuminet, in part or in whole, the applicable amount shall be re-added to the next payment of Dip Charge Revenue owed to CCI.

7.0   EXCLUSIVITY

      7.1 For the duration of this Agreement and subject to the terms hereof, Illuminet agrees it will not enter into an agreement with any third party for the purpose of marketing to telecommunications carriers and their subscribing Telemarketers a service (other than the Service) that automatically blocks outbound calls made by such Telemarketers to consumers and businesses that are listed on government, third party (i.e., Direct Marketing Association), and/or private company do not call lists.

      7.2 During the Exclusivity Period, CCI agrees that it shall not license any right under the License Patent to any third party that is not already licensed from the Effective Date of this Agreement until the earlier of the date Illuminet has received [intentionally deleted] of Service Fees, or December 31, 2003 (the "Exclusivity Period"). Provided, however, the foregoing sentence shall not apply with respect to i) existing agreements (or any renewals of such agreements) CCI has with [intentionally deleted] as of the Effective Date of this Agreement, or ii) any telecommunications carrier whose use of the Licensed Patent is restricted to developing, marketing, operating, or providing a service similar to the Service exclusively to such telecommunications carrier's own subscribers (a "Carrier Competitor").

      7.3   Intentionally deleted

8.0   RECORDS AND ACCOUNTING

Illuminet shall keep and maintain true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of the amounts paid and to be paid to CCI pursuant to this Agreement for a six (6) year period from the end of the calendar year that such records, files, and/or books of account were created. Illuminet shall at all reasonable times and upon reasonable advance written notice of at least ten (10) business days permit CCI or its representatives to inspect the same for the purpose of determining the amounts payable by Illuminet pursuant to this Agreement. The inspection shall occur only once in each twelve (12) consecutive month period. If an


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

inspection uncovers an underpayment error for the audited period, (except to the extent, if any, that it is offset by overpayment errors as may be found for the audited period), Illuminet shall, within ten (10) days of the conclusion of such inspection, pay the amount of such underpayment error. CCI shall bear the expenses of the inspection unless that inspection uncovers an underpayment error of greater than ten percent (10%) for the audited period, in which case Illuminet shall bear all such reasonable and customary expenses. All such inspections shall be conducted during normal business hours and pursuant to appropriate written commitments from CCI's representatives to maintain any information obtained or developed in the course of the audit as confidential and to use such information only for the purpose of auditing Illuminet's compliance with this Agreement and ensuring that all monies to be paid are paid.

9.0   TRADEMARKS

      9.1 CCC hereby grants to Illuminet a limited, non-exclusive royalty-free right and license to use the CCC Trademarks shown on Exhibit D within the United States only in the form provided to Illuminet on Exhibit D and only to the extent necessary for Illuminet to market, advertise, and promote the Service within the United States. The foregoing license shall automatically and immediately terminate upon the expiration or termination of this Agreement.

      9.2 Title to and ownership of all CCC Trademarks and all Intellectual Property Rights thereto shall remain entirely with CCC and use of the such Trademarks shall be in conformance with applicable trademark usage policies established by CCI or CCC and provided to Illuminet in writing prior to the completion of
            Exhibit E, annexed hereto.   Illuminet shall take no action that
            is inconsistent with the ownership rights and benefits (including goodwill) accruing from use of the such Trademarks, all of which shall inure to the benefit of CCC.

      9.4 VeriSign Inc. ("VeriSign"), hereby grants to CCI a limited, non-exclusive, non-transferable, non-sublicensable, royalty-free right and license to use the VeriSign Trademarks shown on Exhibit D within the United States only in the form provided to CCI on Exhibit D and only to the extent necessary for CCI to market, advertise, and promote the Service within the United States. The foregoing license shall automatically and immediately terminate upon the expiration or termination of this Agreement.

      9.5 Title to and ownership of all VeriSign Trademarks and all Intellectual Property Rights thereto shall remain entirely with VeriSign and use of the such Trademarks shall be in conformance with applicable trademark usage policies established by Illuminet or VeriSign and provided to CCI in writing from time to time.
            CCI shall take no action that is inconsistent with the ownership rights and benefits (including goodwill) accruing from use of the such Trademarks, all of which shall inure to the benefit of VeriSign.

      9.6 Each Party may from time to time request, for quality control purposes, representative samples of materials incorporating/displaying the other Party's Trademarks or proprietary rights notices that are distributed or intended for distribution hereunder. If either Party determines, in its sole


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            discretion, that any of the foregoing does not meet such Party's trademark usage policies or procedures or is inconsistent with the rights granted in this Agreement, then such Party shall have the right to require that such deficiencies be cured prior to distribution or use of such materials. If such deficiencies are not cured prior to distribution, such Party reserves the right to withdraw the other Party's permission to use such Party's Trademarks upon written notice to the other Party. In addition, each Party shall promptly notify the other Party if such Party reasonably believes that a third party is infringing upon one or more of the other Party's Trademarks. For the purposes of this
            Section 9.6 only, the term "Party" shall also include VeriSign and CCC, as applicable.

10.0  PROPRIETARY INFORMATION

      10.1 Identification of Proprietary Information. Each Party may make available or otherwise disclose to the other Party during the negotiation or performance of this Agreement certain business information, including information that is proprietary to a third party. Except as otherwise stated herein, all such information shall be considered the confidential and proprietary information of the Party disclosing such information ("Disclosing Party") if, when disclosed in writing, it is clearly marked as confidential and/or proprietary, and if, when disclosed orally, it is clearly identified at the time of disclosure as being confidential and/or proprietary ("Proprietary Information"). For the purposes of this Agreement, "Receiving Party" shall mean the party and its
            parties  to  whom  Proprietary   Information  is  disclosed  under
            Section 10.3 herein.

      10.2  Exclusions. Notwithstanding  anything  to  the  contrary  in  this
            Section 10, Proprietary Information shall not include information that the Receiving Party can demonstrate: (i) was known to the Receiving Party prior to disclosure by the Disclosing Party as evidenced by documentation that was in existence prior to any disclosure by the Disclosing Party to the Receiving Party and that is free from any obligation to keep it confidential; (ii) was independently developed by the Receiving Party without reference to or knowledge of the Disclosing Party's Proprietary Information as evidenced by documentation that was in existence prior to any disclosure by the Disclosing Party to the Receiving Party; (iii) is within the public domain through no action on the part of the Receiving Party as evidenced by documentation; (iv) was received from a third party who was under no obligation to keep such information confidential; or (v) was authorized in writing by the Disclosing Party for release prior to such release.

      10.3 Permitted Uses. Neither Party shall disclose the Proprietary Information of the other Party, except to its directors, officers, employees, agents, consultants and attorneys, and those of its subsidiary and parent entities who have a need to know such Proprietary Information for negotiation or performance of this Agreement or the Patent License Agreement, as the case may be, and who have agreed to maintain the confidentiality of such Proprietary Information as provided herein ("Related Parties").


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      10.4   Return  of  Proprietary  Information.  The  Disclosing  Party may
            request,  at any time,  that the Receiving Party return or destroy
            the  tangible   copies  and  erase  from  its   computer   systems
            ("Eliminate(d)") the Proprietary Information of the Disclosing Party, unless such Proprietary Information is critical for the Receiving Party to perform its obligations under this Agreement. Such request shall describe with reasonable particularity the Proprietary Information to be Eliminated. Within fifteen (15) days of receipt of such a request, the Receiving Party shall either Eliminate the Information described in the request, or, if
            required  by  law  or   regulation   to  retain   copies  of  such
            Proprietary Information, notify the Disclosing Party of and comply with such requirement.

      10.5 Discovery. If a demand under legal or regulatory authority of competent jurisdiction or a requirement of law for the discovery or disclosure of Proprietary Information is made known to the Receiving Party, the Receiving Party shall give the Disclosing Party notice of the demand or requirement prior to disclosing the Proprietary Information and shall, upon the request and at the expense of the Disclosing Party, obtain or cooperate in any efforts by the Disclosing Party to seek reasonable arrangements to protect the confidential and proprietary nature of such Proprietary Information.

      10.6  Duration  of  Obligations.   The  obligations  described  in  this
            Section 10 shall subsist during the term of this Agreement, and survive the termination of this Agreement for a period of three
            (3) years, except for that Proprietary Information marked "Sensitive Proprietary Information," for which the obligations of this Section 10 shall subsist during the term of this Agreement and survive the termination of this Agreement in perpetuity.

      10.7 Injunctive Relief. Both Parties agree that a breach of any of the obligations set forth in this Section 10 would irreparably damage and create undue hardships for the other party. Therefore, the non-breaching Party shall be entitled to immediate court ordered injunctive relief to stop any apparent breach of this Section 10, such remedy being in addition to any other remedies available to such non-breaching Party.

11.0  REPRESENTATIONS

Each of CCI and Illuminet represents to the other as follows:

      11.1 Each is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power, authority, and legal right to own its property and conduct its business as now conducted and as contemplated under this Agreement.

      11.2 Each is duly qualified to do business in each jurisdiction in which the nature of its properties or its business requires such qualification and in which the failure to so qualify would materially adversely affect its business or financial condition.


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      11.3  The  execution,   delivery,   and  performance  by  each  of  this
            Agreement  and  the   performance  by  each  of  its   obligations
            hereunder  (i) are within their  respective  power and  authority;
            (ii) has been duly authorized by all necessary action on the part of their respective governing bodies; (iii) will not contravene any provision of law or regulation, or any writ or decree of any
            court  or  governmental   instrumentality   or  their   respective
            jurisdictions of  incorporation or other agreement of either,  and
            (iv) will not conflict with or result in a breach of or default under (with or without notice or lapse of time), any contract, agreement, indenture, mortgage, deed of trust, lease, or other instrument to which either Party is bound or any of their respective assets are subject.

      11.4 This Agreement has been duly executed and delivered by each Party and constitutes the valid, legal and binding obligation of each Party, enforceable in accordance with its terms.

      11.5 As of the Effective Date, no approval or consent of, or filing with, any governmental authority is required to be obtained or effected by either Party in connection with its execution, delivery, and performance of this Agreement.

      11.6 As of the Effective Date, there is no pending or, to its knowledge, threatened action, suit or proceeding or investigation before any court, board of arbitration or arbitrator, governmental body, agency, instrumentality or official against or affecting either Party, the outcome of which, if adversely determined, would have a material adverse effect on the ability of either Party to fully perform its obligations under this Agreement.

      11.7 Neither Party is a party to any agreement or instrument or subject to any restriction having a materially adverse effect on its ability to perform its obligations under this Agreement.

      11.8 As of the Effective Date, neither Party is in default under any applicable order, writ, injunction, or decree of any court, governmental department, board or agency or instrumentality of any arbitrator.

      11.9 Each Party has obtained or shall obtain in respect of this Agreement and the transactions contemplated hereby, on or prior to the date hereof, all governmental permissions, rights, licenses and permits, if any, to carry out the transactions contemplated thereby. Neither Party has received notice of any violation of any applicable law, regulation, order or requirement which would have a materially adverse effect on the transactions contemplated by this Agreement, and which has not been complied with or corrected in all material respects.

      11.10 EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR IN THE PATENT LICENSE AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICE, THE FUNCTIONALITY, PERFORMANCE OR RESULTS OF USE THEREOF.


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12.0  INDEMNITY

      12.1 Except as otherwise stated herein, each Party (the "Indemnifying Party") will defend, indemnify and hold harmless the other Party (the "Indemnified Party") from and against any loss, cost, claim, liability, damage, and expense (including reasonable attorney's fees) brought or claimed by third parties (collectively, "Claims"), arising out of negligence or misconduct or omission by the Indemnifying Party, its employees, agents, or contractors in the performance of this Agreement. The Indemnified Party shall notify the Indemnifying Party promptly in writing of any Claims for which the Indemnified Party alleges that the Indemnifying Party is responsible under this Section 12 and tender the defense of such Claims to the Indemnifying Party. The Indemnified Party shall cooperate in every reasonable manner with the defense or settlement of such Claims at the Indemnifying Party's expense. The Indemnifying Party shall not be liable under this Section 12 for settlements by the Indemnified Party of any Claims unless the Indemnifying Party has approved the settlement in advance or unless the defense of such Claims has been tendered to the Indemnifying Party in writing and the Indemnifying Party has failed to promptly undertake the defense.

      12.2  Intentionally deleted

      12.3  Intentionally deleted

      12.4  Intentionally deleted.

13.0  LIMITATION OF LIABILITY

EXCEPT AS PROVIDED IN SECTION 12 HEREINABOVE, NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY WITH RESPECT TO THIS AGREEMENT FOR ANY LOST INCOME OR PROFITS OR ANY INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY KIND WHATSOEVER, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.0  DISPUTES

      14.1 Informal Resolution. The Parties agree that they shall attempt to resolve any dispute regarding any right, obligation, duty, or liability arising out of the provisions of this Agreement through informal discussions or negotiations prior to resorting to formal dispute resolution procedures contained in Section 14.2 below.
            If, at any time following the commencement of any such discussions or negotiations, either Party determines such discussions or negotiations are not likely to result in a reasonable resolution of the dispute, it may send to the other Party a written statement of the issues or problems being discussed or negotiated ("Dispute Statement"). If the dispute has not been resolved within thirty (30) days after the mailing of the Dispute Statement, either Party shall have the right to serve a written demand for arbitration upon the other and thereby commence binding arbitration in accordance with the provisions set forth below. The mailing of the Dispute Statement and the passage of thirty (30) days from the date of the mailing of such Dispute Statement shall be conditions precedent to the commencement of any arbitration proceedings hereunder.

      14.2  Binding Arbitration.

            Within five (5) business days of delivery of a demand, each Party shall designate an arbitrator. The two designated arbitrators shall  then  select  a  third  arbitrator  to  complete  the  full arbitration panel within twenty (20) business days, or as otherwise agreed.

            The  arbitration   panel  shall  commence   hearing  within  sixty
            (60) days of the selection of the panel. The scope of document production and the enforcement of document requests may be ordered by the arbitrators to the extent economical and reasonable.  All  discovery  requests  shall  be  subject  to  the proprietary rights of the Parties, and the arbitrators shall adopt procedures to protect such rights. Except where contrary to the provisions set forth in this Agreement, the rules of the American Arbitration Association ("AAA") shall be applied; provided, however, that the arbitration need not be conducted under the auspices of the AAA, in which event the fee schedule of the AAA shall not apply. The Parties agree that the arbitration panel shall have the authority to order injunctive relief and such order shall be enforceable by a court of competent jurisdiction.

            All costs of arbitration and any award of attorney's fees shall be awarded pursuant to the provisions of Section 18.14 of this Agreement.

      14.3 Time Limitations. The provisions of this Section 14 shall survive the termination of this Agreement. The commencement of formal dispute resolution procedures (i.e., the delivery of a Dispute Statement), or any other action in law or equity arising out of this Agreement, may not occur more than three (3) years after the event giving rise to the dispute has occurred.

15.0   TERM; TERMINATION

      15.1 The initial term (the "Initial Term") of this Agreement shall be five (5) years from the date hereof. At the expiration of the Initial Term, this Agreement shall extend for successive one
            (1) year terms (each a "Renewal Term") unless either Party shall have delivered to the other Party a notice of termination at least 90 days prior to expiration of the Initial Term or the applicable Renewal Term.

      15.2  Termination.   Notwithstanding   the  above   Section 15.1,   this
            Agreement may be terminated by:

            15.2.1 The non-defaulting or non-breaching Party, if the other Party otherwise defaults in the performance of or materially breaches any of the provisions of this Agreement, with the default or breach continuing unremedied for a period of thirty (30) days after receipt of written notice from the non-defaulting or non-breaching Party to the Party in default or breach, specifying in reasonable detail the nature of such default or breach.

            15.2.2  Intentionally deleted

            15.2.3 Upon the mutual written agreement of the Parties to terminate this Agreement.

            15.2.4  Intentionally deleted

      15.3 In the event that the Licensed Patent is determined to be invalid or unenforceable this Agreement shall continue in accordance with the terms herein.

16.0  TRANSITION PERIOD FOLLOWING TERMINATION

Following any termination of this Agreement in which any Carrier Contract remains in effect, the Parties shall work together for a period of six (6) months to ensure a seamless transition of operations and customer support for the Service. The Parties shall work together to ensure that the provision of the Service remains uninterrupted and that the Service operates in the ordinary course of business during such six (6) month period.

17.0  WAIVER

The waiver of a breach of any of the terms hereof or of any default hereunder shall not be deemed a waiver of any subsequent breach or default, whether of the same or similar nature, and shall not in any way affect the other terms thereof. No waiver or modification hereof shall be valid or binding unless in writing and signed by the Parties.

18.0  GENERAL PROVISIONS

      18.1 Notice. All notices, demands and statements to be given under this Agreement will be made in writing and shall be deemed given three (3) days after deposit thereof in the U.S. Mail, postage prepaid, and addressed as follows:

                  If to CCI:

                        Call Compliance Inc.
                        Attention:  Alison Garfinkel
                        90 Pratt Oval
                        Glen Cove, New York 11542

                  With a copy to:

                        Cadwalader, Wickersham & Taft
                        100 Maiden Lane
                        New York, NY 10038
                        Telephone:(212) 504-5555
                        Facsimile:(212) 504-6666
                        Attention:  Dennis J. Block, Esq.

                  If to Illuminet:

                        Illuminet Inc.
                        Attention:  Contract Administration
                        4501 Intelco Loop S.E.
                        Olympia, WA 98507

            A change of address for the giving of notice shall be made in the same manner as the giving of notice.

            Any notice given by facsimile transmissions shall be followed by a hard copy thereof sent in the manner set forth above, and shall be deemed given upon receipt of confirmation of transmission of facsimile.

      18.2 Assignment. Neither Party may assign its rights or obligations under this Agreement, in whole or in part, by operation of law or otherwise, without the prior express written consent of the other Party. Any purported assignment in violation of this article shall be null and void. Notwithstanding any other provision in this Agreement, either Party may assign this Agreement, in whole or in part, to any entity acquiring substantially all of the stock or assets of such Party or to the surviving company pursuant to a merger.

      18.3 Conformity to Laws, Rules, Regulations and Orders. Notwithstanding any other provision of this Agreement, each Party agrees to perform all of its obligations and undertakings prescribed in this Agreement in compliance with all applicable laws, orders, rules and regulations that may affect the matters covered by this Agreement.

      18.4 Construction. This Agreement is the product of negotiation among the Parties and their respective counsel. This Agreement shall be interpreted fairly in accordance with its terms and conditions and without any strict construction in favor of any party. Any ambiguity shall not be interpreted against the drafting party.

      18.5 Entire Agreement. This Agreement, together with the attached exhibits, and together with the Patent License Agreement embodies the entire understanding and agreement between the Parties and supersedes  any prior  understanding  and  agreement  between  and among them respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the Parties hereto relating to the subject matter of this Agreement, which are not fully expressed herein or in the Patent License Agreement. No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein, shall be valid unless made in writing and signed by duly authorized representatives of the Parties.

      18.6 Conflict. If there is a conflict between this Agreement and the exhibits attached hereto, such exhibit will prevail. In the event of a conflict between the terms and conditions of this
            Agreement  and the  terms and  conditions  of the  Patent  License
            Agreement, the terms and conditions of the Patent License Agreement shall control.

      18.7 Governing Law. This Agreement shall be construed, interpreted and the rights of the Parties determined in accordance with the laws of the Commonwealth of Virginia, without regard to the conflict of law principles thereof.

      18.8 Venue. Any arbitration or other judicial proceeding brought with respect to this Agreement must be brought in the state courts sitting in Fairfax County, Virginia and by execution and delivery of this Agreement, each signatory hereto (i) hereby submits to and accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

      18.9 Headings. The titles of the Sections in this Agreement are inserted merely for convenience and identification and are not to be used in the interpretation or construction of this Agreement.

      18.10 No Agency. Nothing contained in this Agreement shall be construed as making either Party the partner, joint venturer, agent, or employer/employee of the other. Neither Party shall have the authority to make any statements, representations, or commitments of any kind, or to take or omit to take any action, which shall be binding on the other, except and unless as expressly and explicitly provided for herein or expressly and explicitly authorized in writing by the Party to be bound.

      18.11 Original Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      18.12 Publicity. Any press release issued by a Party describing this Agreement or otherwise referencing the Parties to this Agreement shall be subject to the prior written approval of the other party, which approval (or disapproval) shall not be unreasonably delayed.

      18.13 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions hereof, and shall not invalidate or render unenforceable such provision in any other jurisdiction. In the event any provision or portion in this Agreement is held to be unenforceable or invalid by a court of competent jurisdiction, the validity and enforceability of the remaining portion of any such provision and/or the remaining provisions of this Agreement shall not be affected thereby.

      18.14 Removed.

      18.15 Force Majeure. Neither party shall be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed, restricted or prevented by reason of any act of God, fire, natural disaster, governmental regulations, or other causes arising out of a state of national emergency or war ("Force Majeure Event"), provided that such party gives the other party written notice thereof promptly and, in any event, within thirty (30) days of discovery thereof and uses its best efforts to cure the delay and one party so informs the other in writing of such causes and its desire to be released. In the event that any Force Majeure Event prevents either party from carrying out its obligations under this Agreement for a period of more than thirty (30) days, the other party may terminate this Agreement upon thirty (30) days written notice without liability.

      18.16 Amendments. This Agreement may be amended only by an instrument in writing signed by an authorized representative of each party subsequent to the Effective Date of this Agreement.

      18.17 Insurance. CCI shall at all times during the term of this Agreement, at its own cost and expense, carry and maintain the insurance coverage listed below.

            Workers' Compensation Insurance with statutory limits as required in the state(s) of operation; and providing coverage for any CCI employee entering onto Illuminet's premises, even if not required by statute. Employer's Liability insurance with limits of not less than $100,000 each accident.

            Commercial General Liability Insurance covering claims for bodily injury, death, personal injury or property damage occurring or arising out of the performance of this Agreement, including coverage for independent contractor's protection (required if any work will be subcontracted), premises-operations, products/completed operations, and contractual liability with respect to the liability assumed by CCI hereunder. The limits of insurance shall not be less than:

                  Each Occurrence                           $1,000,000
                  General Aggregate Limit                   $2,000,000
                  Personal and Advertising Injury Limit     $1,000,000

            The insurance limits required herein may be obtained through any combination of primary and excess or umbrella liability insurance. Upon Illuminet's written request, CCI shall forward to Illuminet certificate(s)of such insurance.

      18.19 Survival. Any termination of this Agreement shall not discharge either party from any right, duty, obligation or liability that arose or occurred prior to the effective date of such termination. Sections 1, 8, 10, 12, 13, 14, 16, and 18 shall survive any termination of this Agreement.

      18.20 Incorporation by Reference. Exhibits A, B, C, D, and E annexed hereto are respectively by each and every reference thereto incorporated herein by reference.

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of each party by and through its authorized representative to be effective the date of last signature hereto (the "Effective Date").

      Each party represents and warrants that it has not altered this Agreement in any manner other than as agreed to in writing by the Parties or as an inter-delineation initialed by both Parties.

      The signatories to this Agreement hereby warrant and represent that they have the authority to execute this Agreement on behalf of the entity or entities for which they sign.

                                       # # #

CALL COMPLIANCE, INC. ("CCI")             ILLUMINET INC. ("ILLUMINET")

By:______________________________         By:___________________________

Name:____________________________         Name:________________________

Title:_____________________________       Title:_________________________

Date:_____________________________        Date:_________________________

CALL COMPLIANCE.COM INC. ("CCC")    VERISIGN INC.  ("VERISIGN")

Solely with respect to Section 9.0              Solely with respect to
Section 9.0

By:__________________________             By:__________________________
Name:________________________             Name:________________________
Title:_________________________           Title:_________________________
Date:_________________________            Date:_________________________

                                                                     Exhibit A

                     SERVICE DESCRIPTION--revised language

The Service is an AIN (Advanced Intelligent Network) service, which is resident on a SCP (Service Control Point) located within the Illuminet SS7 network. The Service provides telecommunication carriers, who utilize SS7, the ability to offer a do-not-call (DNC) solution to their subscribing Telemarketers. Such Telemarketer may order the Service from its telecommunication carrier. A Telemarketer who has ordered the Service will have the ability to Dip the Service to ascertain whether a given telephone number is listed in the Do Not Call List. The Service provides the Telemarketer i) a method to stop or block outbound telephone calls to telephone numbers that are listed in the Do Not Call List, and ii) an enhanced ability to comply and adhere to do-not-call related rules and regulations.

                                                                     Exhibit C

                                  MILESTONES

Beta testing of the SCP Based Application is targeted to begin within ninety
(90) days from the Effective Date of this Agreement.

Commercial launch of Service is targeted to begin within one hundred and four
(104) days from the Effective Date of this Agreement.

                                                                     Exhibit D

                             VERISIGN TRADEMARKS

[VeriSign Logo]

                                CCC TRADEMARKS

[CallCompliance Logo]

[Teleblock Logo]

CampaignListManager(SM)

                                                                     Exhibit E

                           SAMPLE CARRIER CONTRACT
                     (to be attached upon its completion)


                                       4